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                                                                    EXHIBIT 21


                         SUBSIDIARIES OF REGISTRANT


                              AMSEC Corporation

                                 AMSEC LLC
                      (subsidiary of AMSEC Corporation)

                          ANXe Business Corporation

                       AW Software und Technologie GmbH

                       Bellcore International Pty. Ltd.
                  (subsidiary of Telcordia Technologies, Inc.)

                                  Bull, Inc.

                        Campus Point Realty Corporation

                       Campus Point Realty Corporation II

                        Database Service Management, Inc.
                   (subsidiary of Telcordia Technologics, Inc.)

                         Data Systems & Solutions, LLC

                          General Sciences Corporation

                            Hicks & Associates, Inc.

                   Informatica, Negocios y Tecnologia, S.A.
                                 (aka INTESA)

                      InterConnect Communications Limited
                  (subsidiary of Telcordia Technologies, Inc.)

                      JMD Development Corporation dba JDA

                              Mesa Solutions, Inc.
                   (subsidiary of Telcordia Technologies, Inc.)

                               MREH Holdings Corp.


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                                  MREH, Inc.
                     (subsidiary of MREH Holdings Corp.)

                             SAIC (Bermuda) Ltd.

                           SAIC Colombia, Limitada

                         SAIC de Mexico, S.A. de C.V.

                            SAIC Engineering, Inc.

                   SAIC Engineering of North Carolina, Inc.

                         SAIC Engineering of Ohio, Inc.

                              SAIC Europe Limited

                     SAIC Global Technology Corporation

                              SAIC Japan Ltd.

                               SAIC Limited
                    (subsidiary of SAIC Europe Ltd.)

                                SAIC-MIR

                           SAIC Services, Inc.

                  SAIC Venture Capital Corporation

        Science Applications International (Barbados) Corporation

     Science Applications International Corporation de Venezuela, S.A.

          Science Applications International Corporation Pty. Ltd.

        Science Applications International Corporation (SAIC Canada)

            Science Applications International Deutschland GmbH
      (subsidiary of Science Applications International Germany GmbH)


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                  Science Applications International, Europe S.A.
                         (subsidiary of SAIC Europe Ltd.)

                 Science Applications International Germany GmbH

                  Science Applications International Technology

                                 Soliant Inc.
                   (subsidiary of Telcordia Technologies, Inc.)

                         Systems Control Technology, Inc.

                           Telcordia Technologies, Inc.

                    Telcordia Technologies International, Inc.
                    (subsidiary of Telcordia Technologies, Inc.)

                       Telcordia Technologies Ventures, Inc.
                    (subsidiary of Telcordia Technologies, Inc.)

                        Telcordia Venture Capital Corporation
                     (subsidiary of Telcordia Technologies, Inc.)

                            Tenth Mountain Systems, Inc.


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